EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249719 on Form S-11 of our report dated March 28, 2022, relating to the financial statements of Starwood Real Estate Income Trust, Inc. appearing in the Prospectus Supplement No. 12, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

March 30, 2022